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                                                                     Exhibit 4.7

                                AMENDMENT NO. 1


      AMENDMENT NO. 1 dated as of March 31, 1994 (this "Amendment") to the Credit Agreement dated as of October 15, 1991 (the "Credit Agreement") among AAR CORP., a Delaware corporation, the lenders listed on the signature pages of this Amendment and The First National lender of Chicago, as agent for such lenders.

      The parties hereto wish to amend the Credit Agreement in certain respects and accordingly hereby agree as follows:

      1. DEFINITIONS. Unless the context otherwise requires, all terms used herein which are defined in the Credit Agreement shall have the meanings assigned to them therein.

      2. AMENDMENT. Effective upon the satisfaction of the conditions precedent set forth in Section 4 of this Amendment, the Credit Agreement shall be amended as follows:

      (a) Section 5.9 of the Credit Agreement shall be amended by deleting the dollar figure "$5,000,000" in the two places where it appears therein and substituting in lieu thereof the dollar figure "$10,000,000".

      (b) Section 6.1 of the Credit Agreement shall be amended by deleting each reference to "chief financial officer" contained therein and substituting in lieu thereof the phrase "chief financial officer or Treasurer".

      (c) Section 6.13 of the Credit Agreement shall be amended by restating clause (c) of said Section 6.13 as follows:

                  "(c)   the Borrower or any Subsidiary may sell or otherwise
            dispose of its Accounts to any Person; PROVIDED that (i) each such disposition shall be without any recourse (either direct or contingent) to the Borrower or any Subsidiary, (ii) the Borrower and its Subsidiaries shall be in compliance with Section 6.12 upon giving effect thereto and (iii) the aggregate face amount of all such Accounts so transferred by the Borrower and its Subsidiaries during any fiscal year of the Borrower shall not exceed an amount equal to 15% of the gross Accounts of the Borrower and its Subsidiaries as of the last day of the Borrower's immediately preceding fiscal year and determined from the Borrower's consolidated balance sheet delivered pursuant to Section 6.1(i)."

      (d) Section 6.22 of the Credit Agreement shall be amended by deleting the dollar figure "$160,000,000" where it appears therein and substituting in lieu thereof the dollar figure "$155,000,000".


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       (e)  Section 7.11 of the Credit Agreement shall be amended by deleting the dollar figure "$5,000,000" in the two places where it appears therein and substituting in lieu thereof the dollar figure "$10,000,000".

      3. REPRESENTATIONS AND WARRANTIES. The Borrower hereby confirms, reaffirms and restates as of the date hereof the representations and warranties set forth in Article V of the Credit Agreement, provided that such representations and warranties shall be and hereby are amended as follows: each reference therein to "this Agreement", including, without limitation, such a reference included in the term "Loan Documents", shall be deemed to be a collective reference to the Credit Agreement, this Amendment and the Credit Agreement as amended by this Amendment. A Default under and as defined in the Credit Agreement as amended by this Amendment shall be deemed to have occurred if any representation or warranty made pursuant to the foregoing sentence of this Section 3 shall be materially false as of the date on which made.

      4. CONDITIONS PRECEDENT. This Amendment and the amendment to the Credit Agreement provided for herein shall become effective as of the date hereof when this Amendment shall have been duly executed and delivered by the Agent and the Borrower on one counterpart and Lenders constituting the Required Lenders shall have signed a counterpart or counterparts hereof and notified the Agent by telex or telephone that such action has been taken and that such executed counterpart or counterparts will be mailed or otherwise delivered to the Agent.

      5. EFFECT ON THE EXISTING AGREEMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement and the other Loan Documents (a) shall remain unaltered,
(b) shall continue to be, and shall remain, in full force and effect in accordance with their respective terms, and (c) are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Credit Agreement (including references in the Credit Agreement as amended by this Amendment) to "this Agreement" (and all indirect references such as "hereby", "herein", "hereof" and "hereunder") shall be deemed to be references to the Credit Agreement as amended by this Amendment.

      6. EXPENSES. The Borrower shall reimburse the Agent for any and all reasonable costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, review, execution and delivery of this Amendment.

      7. ENTIRE AGREEMENT. This Amendment, the Credit Agreement as amended by this Amendment and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings between the parties hereto relating to the subject matter hereof.



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      8.  GOVERNING LAW.  This Amendment shall be construed in accordance with the internal laws (and not the law of conflicts) of the State of Illinois, but giving effect to federal laws applicable to a national banking association located in the State of Illinois.

      9. COUNTERPARTS. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.



                                    AAR CORP.

                                    By:
                                         ------------------------------

                                    Title:
                                          -----------------------------


                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    By:
                                         ------------------------------

                                    Title:
                                          -----------------------------




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